                                                                    Exhibit 99.1


                                WRITTEN STATEMENT

     In connection with the Annual Report of Electric Fuel Corporation (the "Company") on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission (the "Report"), I, Robert S. Ehrlich, Chairman, President and Chief Executive Officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that to my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     A signed original of this written statement required by Section 906 has been provided to Electric Fuel Corporation and will be retained by Electric Fuel Corporation and furnished to the Securities and Exchange Commission or its staff upon request.




                                   By: /s/ Robert S. Ehrlich
                                       ----------------------------------------
                                       Robert S. Ehrlich, Chairman,
                                       President and CEO
                                       (Chief Executive Officer)

Date: March 31, 2003